Exhibit 99.1

SERVICE PROPERTIES TRUST (Nasdaq: SVC) Investor Day: May 23, 2022

2 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Warning Concerning Forward-Looking Statements This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Forward-looking statements in this presentation relate to various aspects of our business, including the duration and severity of the COVID-19 pandemic and its impact on us and our managers and tenants, and on our and their ability to operate throughout the pandemic and its aftermath, our expectation that our drive-to, suburban extended stay hotels will continue to provide stable business and our full and select service hotels to benefit from the expected recovery in the lodging industry, our expectation that elevated leisure demand and strength in extended stay, with increasing group and business transient demand in urban markets will continue, our expectation about the ability of Sonesta Holdco Corporation and its subsidiaries, or Sonesta, to operate the hotels that have been or may be transitioned and rebranded to it, the likelihood and extent to which our managers and tenants will pay the contractual amounts of returns, rents or other obligations due to us, our ability to maintain sufficient liquidity during the duration of the COVID-19 pandemic and any resulting economic conditions, our projected liquidity, cash and equivalents, our expectation of being in compliance with certain financial covenants following the quarter ending September 30, 2022, our projected capital expenditures and expectations regarding gains, our estimated financial projections for the quarter ending June 30, 2022, if and when hotel business will return to historical pre-pandemic levels and whether any improved conditions are sustained, potential defaults on, or non-renewal of, leases by our tenants, decreased rental rates or increased vacancies, our sales and acquisitions of properties and our expectations regarding such sales and proceeds thereof, our policies and plans regarding investments, financings and dispositions, our ability to pay interest on and principal of our debt, our ability to pay distributions to our shareholders and to sustain the amount of such distributions, our ability to raise or appropriately balance the use of debt or equity capital, our intent to make improvements to certain of our properties, our ability to engage and retain qualified managers and tenants for our hotels and net lease properties on satisfactory terms, our ability to diversify our sources of rents and returns that improve the security of our cash flows, the future availability of borrowings under our revolving credit facility, our credit ratings, our expectation that we benefit from our relationships with The RMR Group LLC, or RMR LLC, Sonesta and TravelCenters of America Inc., or TA, our qualification for taxation as a real estate investment trust, or REIT, the impact of increasing labor costs and shortages and commodity and other price inflation due to supply chain challenges or other market conditions, our belief of the competitive advantages that the scale, geographic diversity, strategic locations and the variety of service levels of our hotels gives us, changes in federal or state tax laws, and other matters. Our actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors, such as the impact of economic conditions, including the impact of the COVID-19 pandemic and the capital markets on us and our managers and tenants, competition within the real estate, hotel, transportation and travel center and other industries in which our managers and tenants operate, particularly in those markets in which our properties are located, compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters, limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our qualification for taxation as a REIT for U.S. federal income tax purposes, acts of terrorism, pandemics or other man-made or natural disasters beyond our control, and actual and potential conflicts of interest with our related parties including our Managing Trustees, TA, Sonesta, RMR LLC and others affiliated with them. Our Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the Securities and Exchange Commission, or SEC, identify other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.SEC.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains Non-GAAP financial measures including, among others, “FFO”, “Normalized FFO”, “EBITDA”, “Hotel EBITDA” and “EBITDAre” Reconciliations for those metrics to the most directly comparable financial measure calculated in accordance with U.S. generally accepted accounting principles, or GAAP, are included in the Appendix hereto. Unless otherwise noted, all data presented is as of and for the three months ended March 31, 2022. Please refer to page 44 for certain definitions of terms used throughout this presentation.

3 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 SVC Investor Day Agenda ❑ Company Overview and Recent Events ❑ Portfolio Update: Hotels ❑ Portfolio Update: Net Lease ❑ Balance Sheet, Leverage Strategy & Liquidity ❑ Key Takeaways

4 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 SVC: Company Overview SVC invests in two asset categories: hotels and service-focused retail net lease properties to provide diversification to its cash flows. Necessity-based retail assets with strong rent coverage, low capex requirements and long lease terms produce stable cash flows that balance the cyclicality of the hotel portfolio. Diversified by location and industry: properties in 22 industries with over 144 brands located across 47 states, Washington, DC, Puerto Rico and Canada. Hotel portfolio weighted toward extended stay, which generally have lower fixed costs and higher margins.

5 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 SVC: Company Overview 236 HOTELS(1) 39,678 KEYS(1) $6.1B INVESTMENT(1) 786 RETAIL NET LEASE ASSETS 13.5M RENTABLE SQUARE FEET $5.1B INVESTMENT 1,022 PROPERTIES(1) $11.2B INVESTMENT Diversified Portfolio with National Scale (1) Excludes 62 Exit Hotels held for sale as of 3/31/2022.

6 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 SVC: Recent Events Progress on Hotel Sales: Closed on 20 additional sales since May 5th earnings call Line of Credit Amended: Extended maturity date to January 2023 Early Notes Redemption: Announced June redemption of August 2022 Senior Notes Hotel Portfolio Improvement: January results were acutely impacted by Omicron, followed by sequential monthly improvement through today Steady Net Lease Portfolio: Continued stable cash flows

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Net Lease Portfolio Overview HOTEL PORTFOLIO Sonesta Hilton Head Hilton Head. SC

8 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Hotel Overview: Retained Hotels(1) by Service Level, Location and Chain Scale. Full Service, 37.5% Select Service, 26.1% Extended Stay, 36.4% Upscale, 49.1% Upper Upscale, 14.3% Upper Midscale/ Midscale, 36.6% Location Keys % of Portfolio Suburban 19,822 50.0% Urban 9,193 23.2% Airport 7,477 18.8% Resort 2,450 6.2% Small Metro 523 1.3% Interstate 213 0.5% Total 39,678 100.0% BY SERVICE LEVEL BY CHAIN SCALE BY LOCATION (1) Retained Hotels portfolio consists of 236 hotels. Exit Hotels portfolio consists of the 62 hotels held for sale as of 3/31/2022.

9 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Hotel Overview: Update on Disposition Strategy. Closed 42 of 68 previously announced hotel dispositions for aggregate proceeds of $397.6 million Purchase and sale agreement on an additional 22 hotels for an aggregate purchase price of $141.0 million. Substantially all remaining sales currently under PSA expected to close in Q2 2022. SVC continues to market four of the 68 hotels. Over 70% of the hotels expected to be sold encumbered of brand, with buyers entering into long-term franchise agreements with Sonesta. Marketing commenced related to 16 Marriott branded hotels.

10 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Hotel Portfolio: Dispositions Improve Overall Quality of Hotel Portfolio. (1) Retained Hotels portfolio consists of 236 hotels. Exit hotels consist of 62 hotels held for sale as of 3/31/2022. (2) Exit Hotels for FY 2019 statistics consist of 67 hotels held for sale as of 12/31/2021. (3) Exit Hotels portfolio consists of the 68 hotels announced for sale, book value as of 9/30/2021 prior to announcement. CY 2019 Q1 2022 Retained(1) Exit(2) Retained(1) Exit(1) Occupancy 74.1% 67.4% 53.3% 53.3% ADR $138.17 $96.90 $ 121.03 $ 84.58 RevPAR $102.38 $65.31 $ 64.51 $ 45.08 Hotel EBITDA Margin 26.1% 13.6% 3.4% -11.3% $110M $6M Retained Hotels Exit Hotels Hotel EBITDA: LTM Ended 3/31/22 $471M $29M Retained Hotels Exit Hotels Hotel EBITDA: Full Year 2019 Number of Properties Number of Keys Book Value at 9/30/21 ($ In 000s) Book Value Per Key Value ($ In 000s) Exit Hotels(3) 68 8,760 $ 579 $ 66,096 Retained Hotels(1) 236 39,678 $ 6,423 $ 161,869 Total 304 48,438 $ 7,002 $ 144,549

11 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Hotel Portfolio: Retained Hotels(1) Performance vs 2019. (1) Retained Hotels portfolio consists of 236 hotels. Exit Hotels portfolio consists of the 62 hotels held for sale as of 3/31/2022. Full Service April 2022 As a Pct. Of April 2019 Occupancy 62.8% 83.1% ADR $179.94 103.1% RevPAR $113.00 85.6% Select Service April 2022 As a Pct. Of April 2019 Occupancy 58.7% 79.9% ADR $117.08 88.9% RevPAR $68.73 71.0% Extended Stay April 2022 As a Pct. Of April 2019 Occupancy 73.4% 91.8% ADR $105.61 91.6% RevPAR $77.52 84.1% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 Mar '20 Apr '20 May '20 Jun '20 Jul '20 Aug '20 Sep '20 Oct '20 Nov '20 Dec '20 Jan '21 Feb '21 Mar '21 Apr '21 May '21 Jun '21 Jul '21 Aug '21 Sep '21 Oct '21 Nov '21 Dec '21 Jan '22 Feb '22 Mar '22 Apr '22 Monthly RevPAR Progression RevPAR As a Percent of 2019

12 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Hotel Portfolio: Retained Hotels YTD Performance. $110.15 $121.41 $128.77 $134.70 $49.68 $64.47 $79.58 $88.36 40% 45% 50% 55% 60% 65% 70% $0 $20 $40 $60 $80 $100 $120 $140 Jan '22 Feb '22 Mar '22 Apr-22 YTD Monthly Operating Statistics ADR RevPAR Occ (1) Retained Hotels portfolio consists of 236 hotels. Exit Hotels portfolio consists of the 62 hotels held for sale as of 3/31/2022. -$11.1M $1.9M $18.2M $24.5M -$20 -$10 $0 $10 $20 $30 Jan'22 Feb'22 Mar'22 Apr'22 YTD Monthly Hotel EBITDA

13 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Hotel Portfolio: Meaningful Improvement from Full Service Portfolio. • Recovery reflected in improving performance from SVC’s full service portfolio, with occupancy increasing to 62.8% in April from 35.7% in January. • Full service RevPAR improved to 86% of 2019 in April, versus 50% in January. • Five urban full service hotels weighed on Q1 hotel performance, primarily in January and early February. Full Service Portfolio Hotel EBITDA ($ in millions) Q1: bottom five full service performers $ (7.9)M Q1: 43 remaining full service hotels $ 7.0M Q1: total for full service portfolio $ (1.0)M Apr’22: total for full service portfolio $ 14.9M -$10.6M $0.1M $9.5M $14.9M 20% 30% 40% 50% 60% 70% 80% -$15 -$10 -$5 $0 $5 $10 $15 $20 Jan '22 Feb '22 Mar '22 Apr '22 Full Service Hotel EBITDA: Over a $25M Increase in Apr’22 vs Jan’22 Hotel EBITDA Occupancy

14 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Hotel Portfolio: Hotel ADR, RevPAR and EBITDA Margins vs Lodging REIT Group. 2019 Comparable ADR and RevPAR vs Lodging REIT Group(1) 2019 Hotel EBITDA Margins vs Lodging REIT Group $0 $50 $100 $150 $200 $250 $300 SVC APLE INN AHT CLDT RLJ RHP XHR PK HST HT DRH SHO PEB BHR 2019 RevPAR 2019 ADR 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% SVC BHR XHR HST PK DRH SHO RLJ AHT PEB HT RHP APLE INN CLDT (1) Based on public filings and comparable hotel data for the year ended December 31, 2019.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Arby’s Sterling Heights, MI NET LEASE PORTFOLIO Petro Stopping Center Wilmington, IL

16 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Net Lease Portfolio: High-Quality Service & Necessity Based Assets. Net Lease Portfolio Statistics 786 $372mm Properties Annual Contractual Rent 13.5mm 10 Years Rentable Square Feet Weighted Average Lease Term 97.6% 2.67x Occupancy Rent Coverage Diverse Geographical Footprint (1) (1) By annual minimum rent. 8.5% 21 Industries | 134 Brands % of Annual Minimum Rent <1% >8.5%

17 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 (1) By annual minimum rent. Net Lease Portfolio: Reliable Income Stream and Low Capex Requirements. Well-Laddered Lease Expirations (1) 97% of Leases Have Contractual Increases or Percentage Rent Lease Structures $372mm 0.6% 0.8% 3.1% 2.4% 3.2% 3.7% 2.5% 13.0% 1.1% 69.6% 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031+

18 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Net Lease Portfolio: TravelCenters of America (Nasdaq: TA). 28% of SVC’s Portfolio (based on investment) $7mm % rent based on increases in sales $253mm total rent in 2021 $246mm annual minimum cash payments 2.2x 1.9x LTM 3/31/21 LTM 3/31/22 1.9x 1.9x 1.8x 1.8x 1.8x 1.9x 2.0x 2.1x 2.2x 2.3x Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Rent Coverage Rent Coverage

19 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Net Lease Portfolio: TravelCenters of America (Nasdaq: TA). • TA is successfully executing a corporate turnaround strategy, recently reporting an increase of 52% in adjusted EBITDA for the LTM ended March 31, 2022 versus the prior year period. • TA is investing significant capital into SVC’s travel centers, including customer-focused enhancements and system improvements to drive efficiency and performance. New Management Team Producing Strong Results and Investing in SVC’s Locations CY2019 to TTM Ended 3/31/22 +89% $130M $124M$130M $140M $146M $161M $189M $203M $220M $247M Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 TA’s Adjusted EBITDA Growth(1) (1) Based on TA’s public filings.

20 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 16% 12% 9% 9% 7% 7% 6% 6% 4% 24% Restaurants-Quick Service Movie Theaters Restaurants-Casual Dining Health and Fitness Grocery Stores Medical, Dental Office, Hospitals, Clinics Home Leisure Automotive Equipment & Services Automotive Dealers Other Net Lease Portfolio: Service Focused Retail Net Lease Portfolio.(1) (1) Excludes TA. (2) Based on annual minimum rent. (3) Based on rolling trailing twelve months. Tenants by Brand (2) Tenants by Industry (2) Brand % of Annualized Minimum Rent Coverage(3) AMC Theatres 6.2% 0.52x The Great Escape 5.7% 7.79x Life Time Fitness 4.6% 1.81x Buehler's Fresh Foods 4.5% 5.90x Heartland Dental 3.6% 4.60x Regal Cinemas 3.0% 0.47x Express Oil Change 3.0% 4.34x Norms 2.6% 0.47x America’s Auto Auction 2.6% 5.93x Other 64.2% 3.36x 100% 3.46x 2.75x 2.78x 2.75x 2.85x 2.91x 3.37x 3.46x Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Stable Portfolio Rent Coverage(3) 15% of SVC’s Portfolio (based on investment)

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Valuation Sonesta Silicon Valley Milpitas, CA BALANCE SHEET AND LIQUIDITY

22 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Balance Sheet Overview as of March 31, 2022, as Adjusted.(1) Debt Maturities Book Capitalization Strong Balance Sheet Floating Rate Debt 10% Unsecured Fixed Rate Debt 72% Shareholder’s Equity 18% • Unsecured senior notes: $5.7 billion. • Revolving credit facility: ◦ Maturity date extended to January 2023 with an additional six-month extension, subject to conditions. ◦ Repaid $200 million in April 2022 and reduced the size of the facility to $800 million. • Next debt maturity is $500 million of Senior Notes due June 2023, which can be called at par in December 2022. • Projected 2022 liquidity of $700 million. $- $500 $1,000 $1,500 2022 2023 2024 2025 2026 2027 2028 2029 2030 Fixed Rate Debt Revolving Credit Facility (1) Adjusted for repayment of $200 million of SVC’s outstanding revolver balance, the repayment of $500 million of 5.0% Senior Notes and expected proceeds of $470 million from the sale of 58 hotels in Q2 2022. 10% 72% 18%

23 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Balance Sheet and Liquidity. Liquidity Update(1) $ in millions Cash & Equivalents at 3/31/22 $ 969 Credit line paydown - Apr'22 (200) Sonesta funding - Apr'22 (25) Senior notes redemption - Jun'22 (500) Hotel sales proceeds since 3/31/22 329 Anticipated hotel sales in Q2'22 141 Net lease sale proceeds since 3/31/22 4 Anticipated net lease sales in Q2'22 4 Projected Cash & Equivalents $ 722 SVC has over $8 billion of unencumbered real estate based on gross book value. $ in millions Gross Book Value of Real Estate at 3/31/22 $ 10,361 73 properties securing revolving credit facility (1,757) Hotel Sales (413) Unencumbered Gross Book Value of Real Estate $ 8,191 (1) Before any cash flow from operations. Commenced marketing of 16 additional hotels with a carrying value of $98 million.

24 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Public Debt Covenants. Metric Covenant March 31, 2022 Pro Forma(1) March 31, 2022 Total Debt / Adjusted Total Assets Allowable Maximum: 60.0% 58.3% 55.6% Secured Debt / Adjusted Total Assets Allowable Maximum: 40.0% 8.1% 6.8% Consolidated Income Available for Debt Service / Debt Service Required Minimum: 1.50x 1.32x 1.42x Approximately $25 million of income needed to reach 1.50x(2) Total Unencumbered Assets / Unsecured Debt Required Minimum: 150% 170.4% 174.1% (1) Adjusted for repayment of $200 million of SVC’s outstanding revolver balance, the repayment of $500 million of 5.0% Senior Notes and expected proceeds of $470 million from the sale of 58 hotels in Q2 2022. (2) Estimated increase in LTM consolidated income available for debt service needed to meet this covenant as of March 31, 2022. Assuming hotel operating trends continue to improve, SVC believes it will be able to meet the incurrence tests under its debt agreements following the quarter ending September 30, 2022.

25 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Liquidity. Hotel EBITDA expected to cover capex and fuel future growth as operations continue to stabilize. LTM Ended 3/31/22 Net Lease Portfolio Operations $ 380 million Pro forma debt service(1) (313) million G&A (53) million Surplus $ 14 million (1) Adjusted for repayment of $200 million of SVC’s outstanding revolver balance and the repayment of $500 million of 5.0% Senior Notes in Q2 2022. • SVC’s diverse portfolio of retail net lease assets provides stable cash flows that cover its debt service and corporate G&A. • The net lease portfolio is a differentiator to other lodging REITs, supporting our operations during the pandemic.

26 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Leverage Strategy. 3/31/22 Pro Forma(1) 3/31/22 Net Debt $6.2B $5.8B Gross Assets $12.0B $11.4B Net Debt / Gross Assets 51.7% 50.5% 3/31/22 Pro Forma(1) LTM Ended 3/31/22 LTM Adjusted EBITDAre $465.0M $456.9M Interest Expense $368.7M $339.2M LTM Adjusted EBITDAre / Interest Expense 1.26x 1.35x 3/31/22 Pro Forma(1) LTM Ended 3/31/22 Net Debt $6.2B $5.8B LTM Adjusted EBITDAre $465.0M $456.9M Net Debt / LTM Adjusted EBITDAre 13.4x 12.6x Leverage and Coverage Ratios (1) Adjusted for repayment of $200 million of SVC’s outstanding revolver balance, the repayment of $500 million of 5.0% Senior Notes and expected proceeds of $470 million from the sale of 58 hotels in Q2 2022. Path to deleveraging the balance sheet • Grow hotel EBITDA • Build up cash • Sell opportunistically • Unlock value in net lease portfolio

27 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Capex Plan: Significant Investment to Upgrade SVC’s Hotel Portfolio. Projected Spend in 2022: $200 million • Hotel operations expected to cover the cash outflow Projected Spend beyond 2022: $250 million annually over the next three to four years • Expect average of 30 hotels per year to be renovated Transformative renovations that touch all areas of the guest experience • Case and soft goods • Public space re-configuration • New brand standards • Technology updates • Expanded outlets • Exterior refresh Expect renovations to drive gains in top line results • Stabilized RevPAR index gains of 6%-10% based on historical results • Potential increase to EBITDA through occupancy and rate growth Hyatt Place: Renovated Bar RHG: Renovated Front Desk Sonesta Select: Renovated Fitness Center

28 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Operational Outlook. Q1 2022 April 2022 Estimated Q2 2022 RevPAR $61.42 $83.38 $85 - $88 Hotel EBITDA $5 million $25 million $70 - $80 million Hotel EBITDA Margins 2% 18.1% 19% - 22% Operational Outlook: Q2 2022 We expect continued elevated leisure demand and strength in extended stay, with increasing group and business transient demand in urban markets, as well as stable cash flows from our net lease portfolio.

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 KEY TAKEAWAYS Sonesta Fort Lauderdale Fort Lauderdale, FL

30 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Reasons to Own SVC. Diversified portfolio by asset type, demand segment and geographic exposure Steady net lease cash flows balance the cyclicality of the lodging sector Higher quality hotel portfolio following recent sales Hotel portfolio to be upgraded further with planned capital investment Upside from the hotel portfolio as the lodging industry recovers Franchising platform expected to grow the Sonesta brand, creating value for SVC Sonesta to benefit from economies of scale (EBITDA margin upside) Key Takeaways

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 APPENDIX Royal Sonesta Minneapolis, MN

32 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Full Service: Royal Sonesta (Upper Upscale). Minneapolis, MN Houston, TX Boston, MA San Juan, PR Austin, TX New Orleans, LA Chicago, IL St. Louis, MO Baltimore, MD Chicago, IL

33 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Full Service: Sonesta (Upscale). Hilton Head, SC Philadelphia, PA Los Angeles, CA Miami, FL Denver, CO Nashville, TN Charlotte, NC Columbus, OH Irvine, CA Milpitas, CA

34 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Select Service: Sonesta Select (Upscale). Atlanta, GA Fountain Valley, CA Scottsdale, AZ Las Vegas, NV Bellevue, WA Arlington, VA San Francisco, CA Eden Prairie, MN Middletown, RI

35 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Extended Stay: Sonesta ES Suites (Upper Upscale) and Simply Sonesta (Midscale). Andover, MA Colorado Springs, CO Lake Buena Vista, FL Anaheim, CA Orlando, FL Miami, FL Santa Clara, CA Scottsdale, AZ Princeton, NJ Lake Buena Vista, FL

36 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 TravelCenters of America (Nasdaq: TA) Upgraded Interiors Hebron, OH Seymour, IN Bucksville, AL Atlanta, GA Seymour, IN

37 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Retail Net Lease Portfolio. Express Oil Change Birmingham, AL Heartland Dental Columbia, MO Lifetime Fitness South Tulsa, OK Taco Bell Mount Pleasant, MI Mister Car Wash Albuquerque, NM Popeye’s Chicken Tempe, AZ Buehler’s Fresh Foods Ashland, OH The Great Escape Avon, OH

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 FINANCIALS Sonesta Emeryville, CA

39 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Calculation of Funds From Operations (FFO) and Normalized FFO. (amounts in thousands, except per share data) See accompanying notes on page 43. For the Three Months Ended 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Net loss $ (119,822) $ (198,793) $ (59,714) $ (91,110) $ (194,990) Add (Less): Depreciation and amortization 104,113 115,757 124,163 121,677 124,368 Loss on asset impairment, net (1) 5,500 76,510 — 899 1,211 (Gain) loss on sale of real estate, net (2) (5,548) (588) (94) (10,849) 9 Unrealized (gain) loss on equity securities, net (3) 10,260 (2,168) (24,348) (2,500) 6,481 Adjustments to reflect our share of FFO attributable to an investee (4) 666 737 369 1,034 465 FFO (4,831) (8,545) 40,376 19,151 (62,456) Add (Less): Adjustments to reflect our share of Normalized FFO attributable to an investee (4) 245 651 256 538 825 Transaction related costs (5) 1,177 35,830 3,149 6,151 19,635 Normalized FFO $ (3,409) $ 27,936 $ 43,781 $ 25,840 $ (41,996) Weighted average shares outstanding (basic and diluted) 164,667 164,667 164,590 164,506 164,498 Basic and diluted per share common share amounts: Net loss $ (0.73) $ (1.21) $ (0.36) $ (0.55) $ (1.19) FFO $ (0.03) $ (0.05) $ 0.25 $ 0.12 $ (0.38) Normalized FFO $ (0.02) $ 0.17 $ 0.27 $ 0.16 $ (0.26)

40 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre. (dollars in thousands) For the Three Months Ended 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Net loss $ (119,822) $ (198,793) $ (59,714) $ (91,110) $ (194,990) Add (Less): Interest expense 92,344 92,494 92,458 91,378 89,391 Income tax (benefit) expense 695 (1,950) (55) 211 853 Depreciation and amortization 104,113 115,757 124,163 121,677 124,368 EBITDA 77,330 7,508 156,852 122,156 19,622 Add (Less): Loss on asset impairment, net (1) 5,500 76,510 — 899 1,211 (Gain) loss on sale of real estate, net (2) (5,548) (588) (94) (10,849) 9 Adjustments to reflect our share of EBITDAre attributable to an investee (4) 680 781 464 1,116 543 EBITDAre 77,962 84,211 157,222 113,322 21,385 Add (less): Unrealized (gain) loss on equity securities, net (3) 10,260 (2,168) (24,348) (2,500) 6,481 Adjustments to reflect our share of Adjusted EBITDAre attributable to an investee (4) 245 651 256 538 825 Transaction related costs (5) 1,177 35,830 3,149 6,151 19,635 General and administrative expense paid in common shares (6) 462 473 1,045 1,066 379 Adjusted EBITDAre $ 90,106 $ 118,997 $ 137,324 $ 118,577 $ 48,705 See accompanying notes on page 43.

Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

(dollars in thousands)	Three Months Ended					Twelve Months Ended
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2019
Number of hotels	295	295	295	295	295	304
Room revenues	$ 254,623	$ 266,272	$ 291,663	$ 243,054	$ 147,785	$ 1,674,585
Food and beverage revenues	25,145	30,429	24,989	18,428	7,834	256,640
Other revenues	12,614	12,973	13,697	12,389	7,889	80,990
Hotel operating revenues - comparable hotels	292,382	309,674	330,349	273,871	163,508	2,012,215
Rooms expenses	86,475	87,792	90,006	78,782	55,101	462,284
Food and beverage expenses	22,233	25,558	20,356	15,114	8,676	203,087
Other direct and indirect expenses	126,378	122,562	124,598	107,024	110,530	606,647
Management fees	11,554	12,409	12,543	10,524	5,152	15,233
Real estate taxes, insurance and other	35,490	27,317	28,468	29,774	30,192	153,445
FF&E reserves (7)	1,794	1,236	1,411	1,135	764	72,612
Hotel operating expenses	283,924	276,874	277,382	242,354	210,414	1,513,308
Hotel EBITDA	$ 8,458	$ 32,800	$ 52,967	$ 31,517	$ (46,906)	$ 498,907
Hotel EBITDA Margin	2.9 %	10.6 %	16.0 %	11.5 %	(28.7)%	24.8 %
Hotel operating revenues (GAAP) (8)	$ 297,406	$ 317,215	$ 338,375	$ 280,135	$ 168,953	$ 1,989,173
Add (less)						
Hotel operating revenues from non-comparable hotels	(5,024)	(7,541)	(8,026)	(6,264)	(5,445)	23,042
Hotel operating revenues - comparable hotels	$ 292,382	$ 309,674	$ 330,349	$ 273,871	$ 163,508	$ 2,012,215
Hotel operating expenses (GAAP) (8)	$ 290,343	$ 286,968	$ 285,233	$ 243,183	$ 195,352	$ 1,410,927
Add (less)						
Hotel expenses from non-comparable hotels	(8,276)	(11,951)	(9,883)	(7,891)	3,285	(51,603)
Hotel operating expenses of leased hotels	–	–	–	–	–	66,187
Reduction for security deposits and guaranty funding, net (9)	–	–	–	5,306	10,392	29,162
Management and incentive management fees paid from cash flows in excess of minimum returns	–	–	–	–	–	(11,002)
FF&E reserves from managed hotel operations (7)	1,236	1,236	1,411	1,135	764	69,637
Other (10)	621	621	621	621	621	–
Hotel operating expenses	$ 283,924	$ 276,874	$ 277,382	$ 242,354	$ 210,414	$ 1,513,308

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022

See accompanying notes on page 43.

41

Calculation and Reconciliation of Hotel EBITDA – All Hotels

dollars in thousands)	For the Three Months Ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
Number of hotels	*298*	*303*	*304*	*310*	*310*
Room revenues	$ 258,620	$ 272,458	$ 298,607	$ 248,618	$ 152,728
Food and beverage revenues	25,902	31,503	25,822	18,933	8,172
Other revenues	12,884	13,254	13,946	12,584	8,053
Hotel operating revenues	297,406	317,215	338,375	280,135	168,953
Rooms expenses	88,743	90,705	93,035	80,910	56,578
Food and beverage expenses	23,234	26,768	21,415	15,659	9,042
Other direct and indirect expenses	127,017	126,208	125,080	107,533	99,766
Management fees	11,332	11,869	12,710	10,661	5,238
Real estate taxes, insurance and other	40,638	32,039	33,614	34,347	35,741
FF&E reserves (7)	1,222	1,236	1,411	1,135	764
Hotel operating expenses	292,186	288,825	287,265	250,245	207,129
Hotel EBITDA	$ 5,220	$ 28,390	$ 51,110	$ 29,890	$ (38,176)
Hotel EBITDA Margin	1.8 %	8.9 %	15.1 %	10.7 %	(22.6)%
Hotel operating expenses (GAAP) (8)	$ 290,343	$ 286,968	$ 285,233	$ 243,183	$ 195,352
Add (less)					
Reduction for security deposit and guaranty fundings, net (9)	–	–	–	5,306	10,392
FF&E reserves from managed hotel operations (7)	1,222	1,236	1,411	1,135	764
Other (10)	621	621	621	621	621
Hotel operating expenses	$ 292,186	$ 288,825	$ 287,265	$ 250,245	$ 207,129

SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022

See accompanying notes on page 43.

42

43 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Notes to Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA 43 1) We recorded a loss on asset impairment of $5,500 to reduce the carrying value of 25 hotels during the three months ended March 31, 2022, $76,510 to reduce the carrying value of 35 net lease properties and 21 hotels to their estimated fair value less costs to sell during the three months ended December 31, 2021, $899 during the three months ended June 30, 2021 to reduce the carrying value of three net lease properties to their estimated fair value less costs to sell and $1,211 during the three months ended March 31, 2021 to reduce the carrying value of two net lease properties to their estimated fair value less costs to sell. 2) We recorded a $5,548 net gain on sale of real estate during the three months ended March 31, 2022 in connection with the sale of five hotels and two net lease properties, a $588 net gain on sale of real estate during the three months ended December 31, 2021 in connection with the sale of one hotel and six net lease properties, a $94 net gain on sale of real estate during the three months ended September 30, 2021 in connection with the sale of two net lease properties, a $10,849 net gain on sale of real estate during the three months ended June 30, 2021 in connection with the sale of six hotels and two net lease properties and a $9 net loss on sale of real estate during the three months ended March 31, 2021 in connection with the sale of one net lease property. 3) Unrealized gain (loss) on equity securities, net represents the adjustment required to adjust the carrying value of our investment in shares of TA common stock to their fair value. 4) Represents our proportionate share from our equity investment in Sonesta. 5) Transaction related costs for the three months ended March 31, 2022 of $1,177 primarily consisted of legal and other professional services costs related to our hotel rebrandings. Transaction related costs for the three months ended December 31, 2021 of $35,830 primarily consisted of working capital advances we previously funded under our agreements with Marriott International Inc., or Marriott, and InterContinental Hotels Group, plc, or IHG, that we expensed as a result of the amounts no longer expected to be recoverable. Transaction related costs for the three months ended September 30, 2021 of $3,149 are primarily related to legal costs related to our arbitration proceeding with Marriott. Transaction related costs for the three months ended June 30, 2021 included $3,700 of working capital we previously funded under our agreement with Hyatt Hotels Corporation, or Hyatt, that we expensed as a result of the amount no longer expected to be recoverable, $1,110 of legal costs related to our arbitration proceeding with Marriott and $1,341 of hotel manager transition costs and for the three months ended March 31, 2021 includes $19,635 of hotel manager transition related costs resulting from the rebranding of 88 hotels during the period. 6) Amounts represent the equity compensation for our Trustees, officers and certain other employees of our manager. 7) Various percentages of total sales at certain of our hotels are escrowed as reserves for future renovations or refurbishments, or FF&E reserve escrows. We own all the FF&E reserve escrows for our hotels. 8) As of March 31, 2022, we owned 298 hotels. Our condensed consolidated statements of income (loss) include hotel operating revenues and expenses of our managed hotels. 9) When managers of our hotels are required to fund the shortfalls of owner's priority return under the terms of our management agreements or their guarantees, we reflect such fundings in our condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. There was no net reduction to hotel operating expenses during the three months ended March 31, 2022. The net reduction to hotel operating expenses was $10,392 for the three months ended March 31, 2021. 10) We are amortizing a liability we recorded for the fair value of our initial investment in Sonesta as a reduction to hotel operating expenses in our condensed consolidated statements of income (loss).

44 SERVICE PROPERTIES TRUST (Nasdaq: SVC) | May 2022 Non-GAAP Financial Measures Definitions. 44 Non-GAAP Financial Measures: We present certain “non-GAAP financial measures” within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDAre and Adjusted EBITDAre. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) as presented in our condensed consolidated statements of income (loss). We consider these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). We believe these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of our operating performance between periods and with other REITs. FFO and Normalized FFO: We calculate funds from operations, or FFO, and Normalized FFO as shown on page 39. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of properties and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any unrealized gains and losses on equity securities, as well as adjustments to reflect our share of FFO attributable to an investee and certain other adjustments currently not applicable to us. In calculating Normalized FFO, we adjust for the items shown on page 39. FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to satisfy our REIT distribution requirements, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our distribution rate as a percentage of the trading price of our common shares, or dividend yield, and to the dividend yield of other REITs, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. EBITDA, EBITDAre and Adjusted EBITDAre: We calculate earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre as shown on page 40. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect our share of EBITDAre attributable to an investee. In calculating Adjusted EBITDAre, we adjust for the items shown on page 40. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do. Hotel EBITDA: We calculate Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in our condensed consolidated statements of income (loss) in accordance with GAAP. We believe that Hotel EBITDA provides useful information to management and investors as key measures of the profitability of our hotel operations. Rent Coverage: We define rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to us weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. EBITDAR amounts used to determine rent coverage are generally for the latest twelve-month period reported based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by us. Tenants that do not report operating information are excluded from the coverage calculations. In instances where we do not have financial information for the most recent quarter from our tenants, we have calculated an implied EBITDAR for the 2022 first quarter using industry benchmark data to reflect current operating trends. We believe using this industry benchmark data provides a reasonable estimate of recent operating results and rent coverage for those tenants. Investment: We define hotel investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any, and excludes capital improvements made from FF&E reserves funded from hotel operations that do not result in increases in minimum returns or rents. We define net lease investment as historical cost of our properties plus capital improvements funded by us less impairment write-downs, if any. Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported.